Exhibit 10.30

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made this 6th day of January 2023 (the “Effective Date”), by and between Mangoceuticals, Inc., a Texas corporation (the “Company”), and Bethor, Ltd., a British Virgin Islands Business Company (the “Consultant”) (each of the Company and Consultant is referred to herein as a “Party”, and collectively referred to herein as the “Parties”).

W I T N E S S E T H:

WHEREAS, the Company desires to obtain the services of Consultant, and Consultant desires to provide consulting services to the Company upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises, the agreements herein contained and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as of the Effective Date as follows:

ARTICLE I.

ENGAGEMENT; TERM; SERVICES

1.1. Services. Pursuant to the terms and conditions hereinafter set forth, the Company hereby engages Consultant, and Consultant hereby accepts such engagement, to provide consulting and general business advisory services as reasonably requested by the Company during the Term of this Agreement (the “Services”).

1.2. Term. Consultant shall begin providing Services hereunder on the date of this Agreement above (the “Effective Date”), and this Agreement shall remain in effect until the earlier of (a) 12 months, or (b) terminated as provided in ARTICLE III, below (the “Term”).

1.3. Allocation of Time and Energies. The Consultant hereby promises to perform and discharge faithfully the Services which may be requested from the Consultant from time to time by the Company and duly authorized representatives of the Company. The Consultant shall provide the Services required hereunder in a diligent and professional manner. During the Term, Consultant approximates spending five (5) hours per week on Company matters.

ARTICLE II.

CONSIDERATION; EXPENSES; INDEPENDENT CONTRACTOR; TAXES

2.1. Consideration. During the Term of this Agreement, for all Services rendered by Consultant hereunder and all covenants and conditions undertaken by the Parties pursuant to this Agreement, the Company shall pay, and Consultant shall accept, as compensation Two Hundred and Fifty Thousand (250,000) shares of Company restricted common stock (the “Consulting Shares”), on the date that the Board of Directors of the Company approves this Agreement, which shall not be any later than 15 days after the Effective Date.

Consulting Agreement

2.2. Expenses. The Company agrees to reimburse Consultant for his reasonable, documented out-of-pocket expenses associated with the Services (the “Expenses”), subject to the Company’s normal and usual reimbursement policies of its employees and consultants, provided that the Consultant shall receive written authorization of any one-time Expense greater than $500 not included in a pre-approved budget for any study relating to the Services.

2.3. Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent or employee of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority in connection with the Services. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income. The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company pursuant to this Agreement.

2.4. Taxes. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Consultant under the terms of this Agreement. Consultant agrees and understands that it is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Consultant agrees to indemnify and hold harmless the Company and his affiliates and their directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising solely from or in connection with (i) any obligation imposed on the Company to pay withholding taxes or similar items, or (ii) any determination by a court or agency that the Consultant is not an independent contractor pursuant to this Agreement.

2.5. Restrictive Legends. Upon the Consultant’s written request and upon Consultant providing requested information such as a seller’s representation letter as well as other items, and assuming the Company meets the requirements of Rule 144 (ie. being current in its filings with the Securities and Exchange Commission as well as other items), at the expiration of the applicable waiting period under Rule 144 (measured six months from the Vesting Date applicable to such Consultant Shares), the Company shall instruct its counsel to provide a legal opinion to the Company’s transfer agent to remove any restrictive legends on those certificates issued to the Consultant evidencing the Consulting Shares. For the avoidance of doubt, any expenses associated with the removal of any restrictive legends shall be the responsibility of the Company.

2.6. Registration Rights. Company will include Consulting Shares on its initial registration statement filing with the Securities and Exchange Commission unless the underwriter requests that the registration of such shares is not included, in which case the Consulting Shares will be registered on a subsequent registration statement.

ARTICLE III.

TERMINATION

3.1. Termination. The obligations under this Agreement shall begin on the Effective Date and continue to bind the Parties until the earlier of the (a) the expiration of the Term; (b) the date this Agreement is mutually terminated by the Parties; (c) the date this Agreement is terminated by the Company due to the breach by the Consultant of any term or condition of this Agreement, which breach is not cured within thirty (30) days of written notice thereof by the Company to the Consultant and (d) the date the Consultant issues a written termination notice to the Company, which may be issued at any time, for any reason or no reason.

Consulting Agreement

3.2. Termination Date. “Termination Date” shall mean the date on which Consultant’s engagement with the Company hereunder is actually terminated.

3.3. Rights Upon Termination. Upon termination of the Term, the Consultant shall be paid any and all Consulting Fees and Expenses accrued and due through the Termination Date, which shall represent the sole compensation and fees due to Consultant. The Consultant shall also continue to comply with the terms of ARTICLE IV hereof following the Termination Date. The Company shall also continue to comply with the terms of Section 2.5 hereof following the Termination Date.

ARTICLE IV.

CONFIDENTIAL/TRADE SECRET INFORMATION;

COMPANY PROPERTY; NON-SOLICITATION

4.1. Confidential/Trade Secret Information/Non-Disclosure/Non-Solicitation.

4.1.1 Confidential/Trade Secret Information Defined. During the course of Consultant’s engagement, Consultant may have access to various Confidential/Trade Secret Information of the Company and information developed for the Company. For purposes of this Agreement, the term “Confidential/Trade Secret Information” is information that is not generally known to the public and, as a result, is of economic benefit to the Company in the conduct of its business, and the business of the Company’s subsidiaries. Consultant and the Company agree that the term “Confidential/Trade Secret Information” includes but is not limited to all information developed or obtained by the Company, including its affiliates, and predecessors, and comprising the following items, whether or not such items have been reduced to tangible form (e.g., physical writing, computer hard drive, disk, tape, etc.): all methods, techniques, processes, ideas, research and development, product designs, engineering designs, plans, models, production plans, business plans, add-on features, trade names, service marks, slogans, forms, pricing structures, business forms, marketing programs and plans, layouts and designs, financial structures, operational methods and tactics, cost information, the identity of and/or contractual arrangements with suppliers and/or vendors, accounting procedures, and any document, record or other information of the Company relating to the above. Confidential/Trade Secret Information includes not only information directly belonging to the Company which existed before the date of this Agreement, but also information developed by Consultant for the Company, including its subsidiaries, affiliates and predecessors, during the term of Consultant’s engagement with the Company. Confidential/Trade Secret Information does not include any information which (a) was in the lawful and unrestricted possession of Consultant prior to its disclosure to Consultant by the Company, its subsidiaries, affiliates or predecessors, or owned thereby, which shall be included in Confidential/Trade Secret Information, (b) is or becomes generally available to the public by lawful acts other than those of Consultant after receiving it, or (c) has been received lawfully and in good faith by Consultant from a third party who is not and has never been a Consultant of the Company, its subsidiaries, affiliates or predecessors, and who did not derive it from the Company, its subsidiaries, affiliates or predecessors.

Consulting Agreement

4.1.2 Restriction on Use of Confidential/Trade Secret Information. Consultant agrees that during the Term and the two-year period following the Termination Date his use of Confidential/Trade Secret Information is subject to the following restrictions so long as the Confidential/Trade Secret Information has not become generally known to the public:

(i) Non-Disclosure. Consultant agrees that it will not publish or disclose, or allow to be published or disclosed, Confidential/Trade Secret Information to any person without the prior written authorization of the Company unless pursuant to or in connection with Consultant’s job duties to the Company under this Agreement; and

(ii) Non-Removal/Surrender. Consultant agrees that it will not remove any Confidential/Trade Secret Information from the offices of the Company or the premises of any facility in which the Consultant is performing services for the Company, except pursuant to his duties under this Agreement. Consultant further agrees that it shall surrender to the Company all documents and materials in his possession or control which contain Confidential/Trade Secret Information and which are the property of the Company upon the termination of his engagement with the Company, and that it shall not thereafter retain any copies of any such materials.

4.2. Non-Solicitation of Employees and Consultants. Consultant agrees that during the Term and the twelve-month period following the Termination Date, he shall not, directly or indirectly, solicit or otherwise encourage any employees or consultants of the Company to leave the employ or service of the Company, or solicit, directly or indirectly, any of the Company’s employees or consultants for employment or service; provided, however, that Consultant may solicit an employee or consultant if (i) such employee or consultant has resigned voluntarily (without any solicitation from Consultant), and at least one (1) year has elapsed since such employee’s or consultant’s resignation from employment or termination of service with the Company, (ii) such employee’s employment or consultant’s services was terminated by the Company, and if one (1) year has elapsed since such employee or consultant was terminated by the Company, (iii) the Company has consented to the solicitation of such employee or consultant in writing, which consent the Company may withhold in its sole discretion, or (iv) such solicitation solely occurs by general solicitations for employment to the public.

4.3. Non-Solicitation of Contacts. Consultant agrees that during the Term and the twelve-month period following the Termination Date, Consultant shall not: (a) interfere with the Company’s business relationship with its customers or suppliers, (b) solicit, directly or indirectly, or otherwise encourage any of the Company’s customers or suppliers to terminate their business relationship with the Company, or (c) solicit, directly or indirectly, or otherwise encourage any employees of the Company to leave the employ of the Company, or solicit any of the Company’s employees for employment.

4.4. Breach of Provisions. If Consultant materially breaches any of the provisions of this ARTICLE IV, or in the event that any such breach is threatened by Consultant, in addition to and without limiting or waiving any other remedies available to the Company at law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, to restrain any such breach or threatened breach and to enforce the provisions of this ARTICLE IV.

Consulting Agreement

4.5. Reasonable Restrictions. The Parties acknowledge that the foregoing restrictions, as well as the duration and the territorial scope thereof as set forth in this ARTICLE IV, are under all of the circumstances reasonable and necessary for the protection of the Company and its business.

4.6. Specific Performance. Consultant acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of ARTICLE IV would be inadequate and, in recognition of this fact, Consultant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

4.7. Company Property. Upon termination of this Agreement, or on demand by the Company during the Term of this Agreement, Consultant will immediately deliver to the Company, and will not keep in his possession, recreate or deliver to anyone else, any and all Company property, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, photographs, charts, all documents and property, and reproductions of any of the aforementioned items that were developed by Consultant pursuant to the terms of this Agreement, obtained by Consultant in connection with the provision of the Services, or otherwise belonging to the Company or its successors or assigns.

ARTICLE V.

MUTUAL REPRESENTATIONS, COVENANTS AND

WARRANTIES OF THE PARTIES; LIMITATION OF LIABILITY

5.1. Power and Authority. The Parties have all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The Parties have duly and validly executed and delivered this Agreement and will, on or prior to the consummation of the transactions contemplated herein, execute, such other documents as may be required hereunder and, assuming the due authorization, execution and delivery of this Agreement by the Parties hereto and thereto, this Agreement constitutes, the legal, valid and binding obligation of the Parties enforceable against each Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the Parties rights generally and general equitable principles.

5.2. Execution and Delivery. The execution and delivery by the Parties of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any law; or (b) constitute a breach or violation of any provision contained in the Articles of Incorporation or Bylaws, or such other document(s) regarding organization and/or management of the Parties, if applicable; or (c) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which the Parties are bound or affected.

Consulting Agreement

5.3. Authority of Entities. Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity.

5.4. In no event will either Party be liable to the other Party for any claim or cause of action requesting or claiming any incidental, consequential, special, indirect, statutory, punitive or reliance damages. Any claim or cause of action requesting or claiming such damages is specifically waived and barred, whether such damages were foreseeable or not or a Party was notified in advance of the possibility of such damages. Damages prohibited under this Agreement will include, without limitation, damage or loss of property or equipment, loss of profits, revenues or savings, cost of capital, cost of replacement services, opportunity costs and cover damages.

5.5. The Company agrees to indemnify, defend and hold harmless the Consultant from and against any loss, costs or damage of any kind (including reasonable attorneys’ fees) arising from or related to the services or other performance provided by the Consultant pursuant to this Agreement; provided, however, that Consultant shall not be entitled to indemnification for such loss, costs or damages arising as a result of the Consultant’s fraud, gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, In addition, except in the case of the Consultant’s fraud, gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, the Consultant’s liability under this Agreement for damages will not, in any event, exceed the lesser of $50,000 or the value of the Consulting Shares paid to the Consultant under this Agreement.

ARTICLE VI.

REPRESENTATIONS OF THE CONSULTANT

6.1. Representations of the Consultant. The Consultant acknowledges, represents and warranties to the Company that:

6.1.1 it is acquiring the Consulting Shares, for its own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”), in a manner which would require registration under the Securities Act or any state securities laws. The Consultant can bear the economic risk of investment in the Consulting Shares, has knowledge and experience in financial business matters, is capable of bearing and managing the risk of investment in the Consulting Shares and is an “accredited investor” as defined in Regulation D under the Securities Act. The Consultant recognizes that the Consulting Shares have not been registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Consulting Shares are registered under the Securities Act or unless an exemption from registration is available—provided further that the Company is under no obligation to register the resale of such Consulting Shares, except that the Company and Consultant will rely on an exemption from registration as provided in Article 2.5. The Consultant has carefully considered and has, to the extent it believes such discussion necessary, discussed with its respective professional, legal, tax and financial advisors, the suitability of an investment in the Consulting Shares for its particular tax and financial situation and his respective advisers, if such advisors were deemed necessary, have determined that the Consulting Shares are a suitable investment for it. The Consultant has not been offered the Consulting Shares by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to the Consultant’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising. The Consultant has had an opportunity to ask questions of and receive satisfactory answers from the Company, or persons acting on behalf of the Company, concerning the terms and conditions of the Consulting Shares and the Company, and all such questions have been answered to the full satisfaction of the Consultant. The Consultant is relying on its own investigation and evaluation of the Company and the Consulting Shares and not on any other information; and

Consulting Agreement

6.1.2 The Consultant understands and agrees that a legend will be placed on any certificate(s) or other document(s) evidencing the Consulting Shares in substantially the following form:

6.2. ‘‘THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS.”

ARTICLE VII.

MISCELLANEOUS

7.1. Notices. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt, or (v) via email. Notice shall be effective upon receipt except for notice via fax (as discussed above) or email, which shall be effective only when the recipient, by return or reply email or notice delivered by other method provided for in this Section 8.1, acknowledges having received that email (with an automatic “read receipt” or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section 8.1, or which such recipient ‘replies’ to such prior email). Such notices shall be sent to the applicable party or parties at the address specified below:

If to the Company:	Mangoceuticals, Inc. Attn: Jacob Cohen 15110 Dallas Parkway, Suite 600 Dallas, Texas 75248 Phone: (833) 626-4679 Email: jacob@mangorx.com

If to the Consultant:	Bethor, Ltd. c/o Nerine Trust Company (BVI) Limited Nerine Chambers 3rd Floor Quastisky Building, PO Box 905 Road Town, Tortola, British Virgin Islands Email: BethorLtd@PM.ME

7.2. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, heirs, successors and assigns. Consultant may not assign any of its rights or obligations under this Agreement. The Company may assign its rights and obligations under this Agreement to any successor entity.

7.3. Severability. If any provision of this Agreement, or portion thereof, shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision or portion thereof, and shall not in any manner affect or render invalid or unenforceable any other provision of this Agreement or portion thereof, and this Agreement shall be carried out as if any such invalid or unenforceable provision or portion thereof were not contained herein. In addition, any such invalid or unenforceable provision or portion thereof shall be deemed, without further action on the part of the Parties hereto, modified, amended or limited to the extent necessary to render the same valid and enforceable.

7.4. Waiver. No waiver by a Party of a breach or default hereunder by the other Party shall be considered valid, unless expressed in a writing signed by such first Party, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or any other nature.

7.5. Entire Agreement. This Agreement sets forth the entire agreement between the Parties with respect to the subject matter hereof, and supersedes any and all prior agreements between the Company and Consultant, whether written or oral, relating to any or all matters covered by and contained or otherwise dealt with in this Agreement. This Agreement does not constitute a commitment of the Company with regard to Consultant’s engagement, express or implied, other than to the extent expressly provided for herein.

7.6. Amendment. No modification, change or amendment of this Agreement or any of its provisions shall be valid, unless in a writing signed by the Parties.

7.7. Captions. The captions, headings and titles of the sections of this Agreement are inserted merely for convenience and ease of reference and shall not affect or modify the meaning of any of the terms, covenants or conditions of this Agreement.

Consulting Agreement

7.8. Governing Law. This Agreement, and all of the rights and obligations of the Parties in connection with the relationship established hereby, shall be governed by and construed in accordance with the substantive laws of the State of Texas without giving effect to principles relating to conflicts of law.

7.9. Survival. The termination of Consultant’s engagement with the Company pursuant to the provisions of this Agreement shall not affect Consultant’s obligations to the Company hereunder which by the nature thereof are intended to survive any such termination, including, without limitation, Consultant’s obligations under ARTICLE IV of this Agreement and the Company’s obligations under Article II and Article V of this Agreement.

7.10. No Presumption from Drafting. This Agreement has been negotiated at arm’s-length between persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all Parties have had the opportunity to draft, review and/or edit the language of this Agreement, no presumption for or against any Party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intentions of the Parties.

7.11. Review and Construction of Documents. Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

7.12. Interpretation. When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) “including” means including without limitation; (iv) words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (vii) references contained herein to Article, Section, Schedule and Exhibit, as applicable, are references to Articles, Sections, Schedules and Exhibits in this Agreement unless otherwise specified; and (viii) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form, including, but not limited to email.

Consulting Agreement

7.13. Electronic Signatures and Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written, to be effective as of the Effective Date.

“COMPANY”	MANGOCEUTICALS, INC.

	By:	/s/ Jacob Cohen
	Name:	Jacob Cohen
	Title:	CEO

“CONSULTANT”	BETHOR LTD.

	By:	/s/ Ansari, Mohammad Jawad
	Name:	Ansari, Mohammad Jawad
	Title:	Director

Consulting Agreement
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